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                                                                      Exhibit 23



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) of KeyCorp pertaining to the KeyCorp Commissioned Deferred Compensation Plan of our report dated January 14, 2002, with respect to the consolidated financial statements of KeyCorp incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.



                                                           /s/ Ernst & Young LLP


Cleveland, Ohio
September 9, 2002